Exhibit 5.01
April 12, 2006
Crescent Real Estate Equities Company
777 Main Street, Suite 2100
Fort Worth, Texas 76102
RE: FORM S-8 REGISTRATION STATEMENT
Ladies and Gentleman:
We have acted as counsel for Crescent Real Estate Equities Company, a Texas real estate investment trust (the “Registrant”), in connection with a Registration Statement on Form S-8 which is being filed by the Registrant under the Securities Act of 1933, as amended (the “Registration Statement”). The Registration Statement relates to the offering of up to 640,170 common shares of beneficial interest, par value $.01 per share (the “Shares”), of the Registrant, that may be offered and sold from time to time pursuant to several individual Unit Option Agreements between the Registrant and various employees of the Registrant listed in Schedule I attached hereto (collectively, the “Agreements”). For the purposes of this opinion, we have examined copies of the following documents:
1. The Registration Statement;
2. The Restated Declaration of Trust of the Registrant, as amended, restated or supplemented, as of the date hereof, as certified by the County Clerk of Tarrant County, Texas as of April 10, 2006 (the “Declaration of Trust”);
3. The Fourth Amended and Restated Bylaws of the Registrant, as amended, restated or supplemented, as of the date hereof, as certified by the Secretary of the Registrant as of the date hereof (the “Registrant Bylaws”);
4. The Certificate of Limited Partnership of Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the “Partnership”), as amended, restated or supplemented, as of the date hereof, as certified by the Secretary of State of the State of Delaware as of March 24, 2006 (the “Certificate of Partnership”);
5. The Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, restated or supplemented, as of the date hereof, as certified by the Secretary of Crescent Real Estate Equities, Ltd., a Delaware corporation and the sole general partner of the Partnership (“CREE”), as of the date hereof (the “Partnership Agreement”);
6. The Certificate of Incorporation of CREE, as amended, restated or supplemented, as of the date hereof, as certified by the Secretary of State of the State of Delaware as of March 24, 2006 (the “Certificate of Incorporation”);

7. The Bylaws of CREE, as amended, restated or supplemented, as of the date hereof, as certified by the Secretary of CREE as of the date hereof (the “CREE Bylaws”);
8. Resolutions adopted by the Board of Directors of CREE on May 12, 2003 and June 27, 2003, as certified by the Secretary of CREE as of the date hereof, and resolutions adopted by the Executive Compensation Committee of the Registrant on February 6, 1995, January 2, 2004, January 21, 2004, May 16, 2005, June 27, 2005, October 11, 2005 and February 8, 2006 and by the Board of Trust Managers of the Registrant on August 8, 1994 and December 6, 2004, each as certified by the Secretary of the Registrant as of the date hereof (all such resolutions identified in this paragraph are, collectively, the “Resolutions”);
9. A certificate of the Secretary of the Registrant, dated as of the date hereof;
10. A certificate of the Secretary of CREE, dated as of the date hereof;
11. the Agreements; and
12. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.
In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.
In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of the Shares pursuant to the Registration Statement, (i) the Resolutions have not been amended, modified or rescinded, (ii) the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (iii) the Agreements have not been amended, modified or terminated, and (iv) there has not occurred any change in law materially adversely affecting the power of the Registrant to offer and sell the Shares or the validity of the Shares. We have also assumed that the offering, sale and delivery of the Shares will not at the time of such offering and sale violate or conflict with (1) the Declaration of Trust, as then amended, restated and supplemented, the Registrant Bylaws, as then amended, restated and supplemented, the Certificate of Partnership, as then amended, restated and supplemented, the Partnership Agreement, as then amended, restated and supplemented, the Certificate of Incorporation, as then amended, restated and supplemented, or the CREE Bylaws, as then amended, restated and supplemented, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Registrant is a party or by which the Registrant is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Registrant. We have further assumed that the number of Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued at such time.
Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold, issued and delivered by the Registrant in the manner and on the terms described in the Registration Statement and the Agreements (including the rules adopted thereunder), the Shares will be validly issued, fully paid and nonassessable.
This opinion is limited to the laws of the United States, the Texas Real Estate Investment Trust Act and the Texas Business Corporation Act, excluding the choice of law provisions thereof. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise referred to, nor otherwise filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.
Very truly yours,
/s/ Pillsbury Winthrop Shaw Pittman LLP
PILLSBURY WINTHROP SHAW PITTMAN LLP

SCHEDULE I
AGREEMENTS
     1.   Unit Option Agreement by and between Crescent Real Estate Equities Company and Robert E. Jones, dated as of May 12, 2003.
     2.   Unit Option Agreement by and between Crescent Real Estate Equities Company and Kelly L. Rausch, dated as of May 12, 2003.
     3.   Unit Option Agreement by and between Crescent Real Estate Equities Company and William C. Schoettker, dated as of May 12, 2003.
     4.   Unit Option Agreement by and between Crescent Real Estate Equities Company and Jon O. Underwood, dated as of May 12, 2003.
     5.   Unit Option Agreement by and between Crescent Real Estate Equities Company and Richard A. Yehling, dated as of May 12, 2003.
     6.   Unit Option Agreement by and between Crescent Real Estate Equities Company and Thomas G. Miller, dated as of June 27, 2003.
     7.   Unit Option Agreement by and between Crescent Real Estate Equities Company and Anthony B. Click, dated as of January 2, 2004.
     8.   Unit Option Agreement by and between Crescent Real Estate Equities Company and John P. Albright, dated as of January 21, 2004.
     9.   Unit Option Agreement by and between Crescent Real Estate Equities Company and Russell T. Bicknell, dated as of October 11, 2005.
     10. Unit Option Agreement by and between Crescent Real Estate Equities Company and Samuel Lee Moreland dated as of June 27, 2005.
     11. Unit Option Agreement by and between Crescent Real Estate Equities Company and Paul R. Smith, dated as of May 16, 2005.
     12. Unit Option Agreement by and between Crescent Real Estate Equities Company and Jeffrey L. Stevens, dated as of May 16, 2005.
     13. Unit Option Agreement by and between Crescent Real Estate Equities Company and Joseph Pitchford, dated as of February 8, 2006.

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